Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director of Corporate Communication, UFP Industries

(616) 365-1539

FOR IMMEDIATE RELEASE

Friday, December 1, 2023

UFP Global Holdings Ltd. Purchases remaining

ownership interests in two Mexican packaging affiliates

GRAND RAPIDS, Mich., Friday, December 1, 2023 – UFP Global Holdings Ltd., a subsidiary of UFP Industries, Inc. (Nasdaq: UFPI), announced today that it has acquired the remaining ownership interests in each of two affiliates in Mexico: NORPAL S. de R.L. de C.V. and TIBASA Universal Forest Products S. de R.L. de C.V.

The companies will be combined as UFP Palets y Embalajes S. de R.L. de C.V. and will operate in three locations: Monterrey, Durango and Guanajuato. Today, these facilities are primarily focused on the production of wooden pallets, but they are growing sales in other structural packaging runways. The business will be managed by veteran UFP Packaging employee Rees Watson, who will be supported by TIBASA founder Hector Labrada as the new national sales director.

“We are grateful to our long-time partners in Mexico, which include the Fuhrken and Labrada families and Arturo Antunez, for their successes in building a strong foundation for our emerging packaging business in Mexico,” said Dick McBride, executive vice president for UFP’s international operations. “This transaction will enhance our stance as a world-class packaging solutions provider and support our many multinational customers with locations across Mexico.”

UFP’s other affiliate in Mexico, Pinelli Universal, supplies the U.S. retail building materials market and is not part of this transaction.

“We are excited for the new opportunities this will provide for our people in NORPAL and TIBASA,” said Eduardo Fuhrken. “UFP has been a valued and trusted partner, and we look forward to seeing the growth they achieve in these packaging operations.”

UFP Industries, Inc.

The subsidiaries of UFP Industries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #403 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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